FORM 8-K
Current Report

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2000

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	States of Incorporation	I.R.S. Employer I.D. Number
1-1483	WASHINGTON GAS LIGHT COMPANY 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:    None

Item 5. Other Events

    Washington Gas Light Company (Washington Gas or the Company) announced that on October 19, 2000, the Public Service Commission of Maryland (PSC or MD) declined to approve an agreement that would have enabled it to implement an incentive-based rate plan. The agreement was filed jointly with the Maryland Office of People's Counsel and PSC of MD Staff on January 6, 2000.

    In the absence of approval of the agreement, the Company will continue to charge the base rates that have been in effect since December 1994 and will operate under the traditional regulatory process, while maintaining the current high level of service to customers. The Company is reviewing the PSC of MD's decision and is evaluating its options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                       WASHINGTON GAS LIGHT COMPANY
                                                                                                                                      (Registrant)

Date                October 20, 2000                                                                     /s/ Robert E. Tuoriniemi
                                                                                                                                 Robert E. Tuoriniemi
                                                                                                                                       Controller
                                                                                                                    (Principal Accounting Officer)